NEWS FOR IMMEDIATE RELEASE

July 21, 2015                                                                             For Further Information Contact:

Todd F. Clossin
President and Chief Executive Officer
or
Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Second Quarter 2015 Net Income

(Wheeling, WV)… Todd F. Clossin, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced net income and related earnings per share for the three and six months ended June 30, 2015.  Net income for the three months ended June 30, 2015, excluding after-tax merger-related expenses of $0.7 million, was $22.4 million (non-GAAP measure) compared to $18.9 million for the second quarter of 2014, representing an increase of 18.5%.  Diluted earnings per share, excluding after-tax merger-related expenses, were $0.58 (non-GAAP measure), compared to $0.64 per share for the second quarter of 2014.  For the six month period ending June 30, 2015, net income excluding after-tax merger-related expenses of $7.1 million, was $42.6 million (non-GAAP measure) compared to $35.3 million for the first half of last year, representing an increase of 20.6%.  Diluted earnings per share, excluding after-tax merger-related expenses, totaled $1.17 (non-GAAP measure), compared to $1.20 per share for the first six months of 2014. On a GAAP basis, net income for the three months ended June 30, 2015 was $21.6 million, while diluted earnings per share were $0.56, compared to $18.9 million or $0.64 per diluted share for the second quarter of 2014.  Net income for the first half of 2015 was $35.5 million or $0.97 per diluted share compared to $35.3 million or $1.20 per diluted share for the same period of 2014.  For the three and six month periods, temporary extra operating costs of $0.3 million and $0.8 million, after tax, were incurred between ESB closing and branch systems conversion.

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2015		2014		2015		2014
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$ 22,358	$ 0.58	$ 18,875	$ 0.64	$ 42,563	$ 1.17	$ 35,296	$ 1.20
Less: After tax merger-related expenses	(725)	(0.02)	-	-	(7,051)	(0.20)	-	-
Net income (GAAP)	$ 21,633	$ 0.56	$ 18,875	$ 0.64	$ 35,512	$ 0.97	$ 35,296	$ 1.20
(1) Non-GAAP net income excludes after-tax merger related expenses. Non-GAAP measures are defined on page 11 under "Non-GAAP Financial Measures."

WesBanco’s results for the three and six months ended June 30, 2015 included ESB Financial Corporation’s (“ESB”) results from February 10, 2015, the date of consummation of the merger.  ESB was a Pennsylvania thrift holding company, headquartered in Ellwood City, Lawrence County, just to the northwest of Pittsburgh, PA, with approximately $1.9 billion in assets and 23 offices in four southwestern PA counties, three of which are in the Pittsburgh Metropolitan Statistical Area (“MSA”).  WesBanco now has $8.4 billion in total assets and provides banking services through 142 branch locations and 130 ATMs in three states. The transaction expanded WesBanco's franchise in western Pennsylvania from 16 to 38 offices with approximately $1.7 billion in total deposits at June 30, 2015.

Mr. Clossin commented, “The second quarter reflects continued improvement in financial results achieved from both our legacy markets and from our February merger with ESB.   Net income excluding merger-related expenses increased 18.5% from the second quarter of last year and 10.6% from the first quarter of this year. Our efficiency ratio continues to improve and now stands in the mid 50’s. We continue to experience positive operating leverage with revenue growth exceeding expense growth. Our ability to make sound investments and realize the return on those investments is a relentless focus of ours. Net interest income, a reflection of overall success, has improved in each of the last eight quarters, growing 25.8% since the second quarter of last year. This improvement has occurred despite anticipated pressure on the net interest margin from asset mix changes resulting from the acquisition as well as from broader market interest rate declines. Annualized loan growth was 7.2% from December 31, 2014, exclusive of ESB, as total originations increased.  Most credit quality metrics improved in the second quarter, despite an increase in net charge-offs and the provision for credit losses, as total delinquencies and non-performing, criticized and classified loans all decreased as a percentage of loans.  Major components of non-interest income are also improving as trust fees, service charges on deposits and electronic banking fees grew from the second quarter of last year. WesBanco has established a solid record of improvement and achievement.”

Financial Condition

Total assets at June 30, 2015 increased 33.4% or $2.1 billion compared to June 30, 2014 due to the acquisition of ESB and organic growth exclusive of ESB.  Portfolio loans increased $987.5 million, with $700.9 million from the acquisition and $286.6 million from loan growth exclusive of ESB.  Organic loan growth from December 31, 2014, annualized, was 7.2%, primarily achieved through $825 million in loan originations for the first half of 2015 compared to $625 million last year. Loan growth occurred in all major loan categories, with approximately 25.1% of the growth in commercial and industrial loans.  Loan growth was driven by increased business activity, additional commercial and residential lending personnel in our urban markets, focused marketing efforts and continued improvement in loan origination processes. Deposits increased $1.1 billion compared to June 30, 2014, primarily due to the acquisition.  Non-interest bearing deposits, excluding the acquisition, were up 7.0% over the last year. Excluding certificates of deposit, deposits increased $149.6 million or 4.1% from June 30, 2014, at an annualized rate of 5.2% for the first half of 2015, with deposits from Marcellus and Utica shale gas customers contributing to the increase.  Certificates of deposit, excluding ESB, decreased $211.2 million due to lower rate offerings for maturing CDs.

WesBanco continues to maintain strong regulatory capital ratios after the ESB acquisition and implementation of the new BASEL III capital standards.  At June 30, 2015, Tier I leverage was 9.29%, Tier I Risk-Based capital was 13.47%, and Total Risk-Based capital was 14.30%.  Both consolidated and bank-level regulatory capital ratios are well above the applicable, revised “well-capitalized” standards promulgated by bank regulators, as well as the recently finalized BASEL III capital standards.  As required by BASEL III, a new ratio for 2015, Common Equity Tier 1 capital ratio (CET 1), was 11.71% for the second quarter of 2015, significantly above the requirement of 4.5%. Total tangible equity to tangible assets (non-GAAP measure) was 7.68% at June 30, 2015, decreasing from 7.74% at June 30, 2014, and from year-end’s 7.88% due to accelerating growth in assets, primarily loans, as well as securities and lower accumulated other comprehensive income from unrealized security losses. Strong earnings and improved total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.23 per share, eight times over the last five years, cumulatively representing a 64% increase.  The most recent increase was $0.01 per share in the first quarter of 2015.

Credit Quality

The provision for credit losses was $2.7 million in the second quarter of 2015 compared to $0.8 million in the same quarter of 2014.  Year-to-date, the provision was $4.0 million compared to $3.0 million in the first six months of 2014.  Net charge-offs for the first half of 2015 were $4.9 million or 0.21% of average portfolio loans compared to $4.7 million or 0.25% in first half of 2014.  The increase in both the provision and charge-offs were primarily due to one non-energy industry-related commercial credit placed on nonaccrual and charged-down by $1.3 million. Portfolio growth also impacted the provision.  However, other credit quality metrics, including the loans acquired in the ESB acquisition, continue to improve overall.

Non-performing loans, including TDRs, as well as criticized and classified loans and delinquencies, improved as a percentage of total portfolio loans from their pre-acquisition levels in the fourth quarter of 2014 and from the second quarter of 2014. Total non-performing loans were 1.24% of total loans at June 30, 2015, decreasing from 1.26% of total loans at June 30, 2014. Criticized and classified loans were 1.68% of total loans, improving from 3.08% of total loans a year ago. Past due loans at June 30, 2015 were 0.26% of total loans, decreasing from 0.33% at June 30, 2014.  Non-performing loans were up slightly as of June 30, 2015 as compared to March 31, 2015, primarily due to the aforementioned commercial credit being placed on non-accrual at quarter-end.

The allowance for loan losses represented 0.88% of total portfolio loans at June 30, 2015.  If the acquired ESB loans (which were recorded at fair value at the date of acquisition) were excluded from the ratio, the allowance would approximate 1.03% of the adjusted loan total as compared to 1.16% at the end of the second quarter of 2014.

Net Interest Income

Net interest income increased $12.5 million or 25.8% in the second quarter of 2015 compared to the second quarter of 2014 due to a 33.2% increase in average earning assets, primarily through the acquisition, and through a 7.8% increase in average loan balances, exclusive of ESB, partially offset by a 20 basis point decrease in the net interest margin.  Year-to-date, net interest income increased $20.1 million or 21.0%.  Net interest income has shown consistent growth, increasing in each of the last eight consecutive quarters.

The net interest margin decreased to 3.44% in the second quarter compared to 3.64% in the same quarter of 2014. The decrease in the net interest margin is primarily due to a 51 basis point decline in the average rate earned on securities due to lower yields on ESB’s retained securities portfolio and other purchased securities.  The lower securities rates were due to the low interest rate environment and were somewhat mitigated by a significantly smaller decrease in rates on loans of only 10 basis points, and a reduction in funding costs of 11 basis points.  In addition, the aforementioned loan growth improves total asset yields as the average rate on loans is higher than the average rate on securities. Funding costs continued to decrease in 2015 as a result of a 33 basis point decrease in the average rate on CDs as higher-rate CDs matured. Overall, average deposits increased by 23.9% in the second quarter of 2015 compared to the same quarter of 2014 with a rate decrease of 12 basis points.  Increased average FHLB borrowings in the first half of 2015 were generally short to medium-term maturities resulting in a decrease in the second quarter rate by 203 basis points compared to the second quarter of 2014.  In addition, the average rate on other borrowings decreased 98 basis points through the prepayment of a higher-rate

$22.0 million repurchase agreement with another bank in the third quarter of 2014, and through maturities. The decline in the net interest margin is also due to asset and liability mix shifts post-ESB, with a greater percentage of lower-yielding investment securities and a greater percentage of CDs versus lower-cost deposit types. Excluding accretion of various purchase accounting adjustments relating to recent acquisitions and the interest recognized on a tax refund in 2014, the net interest margin would have been 3.32% and 3.38% in the second quarter and year-to-date periods of 2015, respectively, compared to 3.57% and 3.58% for the same periods of 2014.

Non-Interest Income

For the second quarter of 2015, non-interest income was relatively unchanged compared to the second quarter of 2014 primarily due to a $1.0 million bank-owned life insurance death benefit recorded in the second quarter of 2014.  However, excluding such death benefit, non-interest income increased in the second quarter of 2015 by $0.8 million or 4.8%. Trust fees increased $0.3 million or 5.1% for the quarter from higher fees, customer development initiatives and overall market improvements.  Total trust assets of $3.8 billion at June 30, 2015 were unchanged from June 30, 2014. Service charges on deposits increased $0.2 million or 4.2% from the addition of ESB and an overall higher fee schedule.  Electronic banking fees increased $0.2 million or 7.0%. Net gains on sales of other assets improved by $0.3 million due to gains on sales of other real estate in 2015 and decreased losses on other assets.  For the first six months of 2015, non-interest income increased by $1.0 million or 2.7%, reflecting similar trends as in the second quarter, however trust fees and electronic banking fees increased 6.2% and 8.6% respectively, compared to the first half of 2014.

Non-Interest Expense

In the second quarter of 2015, net revenue growth of 18.5% outpaced non-interest expense growth of 12.8%, excluding merger-related expenses, compared to the second quarter of 2014.  As a result, the efficiency ratio (net of merger-related expenses) improved in the current quarter to 56.1% from 58.9% in the second quarter of 2014. Overall non-interest expense from the combined company increased $6.3 million in the second quarter, principally from the acquisition, and $1.1 million of merger-related expenses.  Excluding merger-related expenses, non-interest expense increased $5.2 million or 12.8%. Salaries and wages increased $2.4 million or 14.2%, due to a 17.4% increase in average full-time equivalent employees and routine annual adjustments to compensation, partially offset by increased deferrals of loan costs. Employee benefits expense increased $1.3 million or 23.1%, primarily from increased pension, health insurance, social security contributions and other benefit plan costs.  Net occupancy increased $0.4 million principally due to increased building-related costs including utilities and depreciation. Amortization of intangible assets increased $0.5 million or 95.9% from additional ESB intangible assets, primarily related to core deposits.  For the first half of 2015, non-interest expense for the combined company increased by $8.8 million or 10.9%, excluding merger-related expenses, compared to the first half of 2014. Increases were also primarily from salaries and wages, employee benefits, occupancy and amortization of intangibles.

Financial Results Conference Call

WesBanco will also host a conference call to discuss the Company's financial results for the second quarter of 2015 on Wednesday, July 22, 2015 at 10:00 a.m. E.D.T.  Callers wishing to participate should access the call by dialing 1-888-347-6607 or 1-412-902-4290 for international callers.  The call may also be listened to live via Webcast through the "Investor Relations" section of the Company's Web site or by registering at https://www.webcaster4.com/Webcast/Page/905/9406. Access to the Webcast will begin approximately 15 minutes prior to the start of the call.

WesBanco is a multi-state bank holding company with total assets of approximately $8.4 billion, operating through 142 branch locations and 130 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:
Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2014 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarter ended March 31, 2015, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Six Months Ended
STATEMENT OF INCOME	June 30,			June 30,
Interest and dividend income	2015	2014	% Change	2015	2014	% Change
Loans, including fees	$ 52,316	$ 42,546	23.0	$ 100,036	$ 85,291	17.3
Interest and dividends on securities:
Taxable	10,043	7,452	34.8	18,542	14,676	26.3
Tax-exempt	4,052	3,435	18.0	7,585	6,821	11.2
Total interest and dividends on securities	14,095	10,887	29.5	26,127	21,497	21.5
Other interest income	318	611	(48.0)	954	713	33.8
Total interest and dividend income	66,729	54,044	23.5	127,117	107,501	18.2
Interest expense
Interest bearing demand deposits	485	395	22.8	907	768	18.1
Money market deposits	490	466	5.2	945	907	4.2
Savings deposits	163	133	22.6	311	263	18.3
Certificates of deposit	2,869	3,422	(16.2)	5,741	7,052	(18.6)
Total interest expense on deposits	4,007	4,416	(9.3)	7,904	8,990	(12.1)
Federal Home Loan Bank borrowings	949	175	442.3	1,507	386	290.4
Other short-term borrowings	92	350	(73.7)	165	907	(81.8)
Junior subordinated debt owed to unconsolidated subsidiary trusts	888	796	11.6	1,784	1,587	12.4
Total interest expense	5,936	5,737	3.5	11,360	11,870	(4.3)
Net interest income	60,793	48,307	25.8	115,757	95,631	21.0
Provision for credit losses	2,681	849	215.8	3,970	3,048	30.2
Net interest income after provision for credit losses	58,112	47,458	22.4	111,787	92,583	20.7
Non-interest income
Trust fees	5,476	5,210	5.1	11,529	10,858	6.2
Service charges on deposits	4,249	4,078	4.2	7,918	7,937	(0.2)
Electronic banking fees	3,496	3,267	7.0	6,821	6,281	8.6
Net securities brokerage revenue	1,842	2,003	(8.0)	3,901	3,832	1.8
Bank-owned life insurance	989	1,821	(45.7)	2,244	2,695	(16.7)
Net gains on sales of mortgage loans	407	475	(14.3)	679	628	8.1
Net securities gains	-	165	(100.0)	22	175	(87.4)
Net gain / (loss) on other real estate owned and other assets	152	(165)	192.1	185	(52)	455.8
Other income	1,461	1,387	5.3	2,955	2,936	0.6
Total non-interest income	18,072	18,241	(0.9)	36,254	35,290	2.7
Non-interest expense
Salaries and wages	19,300	16,904	14.2	37,636	33,370	12.8
Employee benefits	6,807	5,529	23.1	14,123	11,238	25.7
Net occupancy	3,243	2,857	13.5	6,765	6,348	6.6
Equipment	3,017	2,914	3.5	5,958	5,698	4.6
Marketing	1,715	1,713	0.1	2,707	2,716	(0.3)
FDIC insurance	1,040	880	18.2	1,950	1,757	11.0
Amortization of intangible assets	944	482	95.9	1,510	977	54.6
Restructuring and merger-related expense	1,115	-	100.0	10,848	-	100.0
Other operating expenses	9,408	9,025	4.2	18,550	18,294	1.4
Total non-interest expense	46,589	40,304	15.6	100,047	80,398	24.4
Income before provision for income taxes	29,595	25,395	16.5	47,994	47,475	1.1
Provision for income taxes	7,962	6,520	22.1	12,482	12,179	2.5
Net Income	$ 21,633	$ 18,875	14.6	$ 35,512	$ 35,296	0.6

Taxable equivalent net interest income	$ 62,975	$ 50,157	25.6	$ 119,841	$ 99,304	20.7

Per common share data
Net income per common share - basic	$ 0.56	$ 0.65	(13.8)	$ 0.97	$ 1.21	(19.8)
Net income per common share - diluted	0.56	0.64	(12.5)	0.97	1.20	(19.2)
Dividends declared	0.23	0.22	4.5	0.46	0.44	4.5
Book value (period end)				28.42	26.59	6.9
Tangible book value (period end) (1)				15.72	15.75	(0.2)
Average common shares outstanding - basic	38,472,229	29,242,180	31.6	36,443,951	29,212,347	24.8
Average common shares outstanding - diluted	38,531,700	29,321,927	31.4	36,504,671	29,293,424	24.6
Period end common shares outstanding	38,519,170	29,278,925	31.6	38,519,170	29,278,925	31.6

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Six Months Ended
	June 30,
	2015	2014	% Change

Return on average assets	0.92%	1.15%	(20.00)%
Return on average equity	7.15	9.29	(23.04)
Return on average tangible equity (1)	12.14	16.17	(24.92)
Yield on earning assets (2)	3.82	4.07	(6.14)
Cost of interest bearing liabilities	0.42	0.54	(22.22)
Net interest spread (2)	3.40	3.53	(3.68)
Net interest margin (2)	3.49	3.63	(3.86)
Efficiency (1) (2)	57.14	59.73	(4.34)
Average loans to average deposits	77.53	75.46	2.74
Annualized net loan charge-offs/average loans	0.21	0.25	(16.00)
Effective income tax rate	26.01	25.65	1.40

	For the Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2015	2015	2014	2014	2014

Return on average assets	1.05%	0.75%	1.04%	1.14%	1.22%
Return on average equity	7.89	5.89	8.17	9.15	9.79
Return on average tangible equity (1)	13.67	10.62	13.77	15.59	16.90
Yield on earning assets (2)	3.76	3.93	3.96	3.98	4.06
Cost of interest bearing liabilities	0.41	0.43	0.47	0.51	0.52
Net interest spread (2)	3.35	3.50	3.49	3.47	3.54
Net interest margin (2)	3.44	3.59	3.60	3.58	3.64
Efficiency (1) (2)	56.11	58.24	60.37	58.51	58.93
Average loans to average deposits	76.52	77.98	79.07	77.52	75.40
Annualized net loan charge-offs/average loans	0.25	0.16	0.23	0.22	0.06
Effective income tax rate	26.90	24.59	23.89	25.93	25.67
Trust assets, market value at period end	$ 3,843,792	$ 3,852,165	$ 3,840,540	$ 3,783,774	$ 3,844,116

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	June 30,			Dec. 31,	December 31, 2014
Assets	2015	2014	% Change	2014	to June 30, 2015
Cash and due from banks	$ 88,336	$ 81,790	8.0	$ 85,597	3.2
Due from banks - interest bearing	20,402	12,698	60.7	8,405	142.7
Securities:
Available-for-sale, at fair value	1,594,658	1,006,079	58.5	917,424	73.8
Held-to-maturity (fair values of $864,226; $628,540 and $619,617, respectively)	848,416	607,695	39.6	593,670	42.9
Total securities	2,443,074	1,613,774	51.4	1,511,094	61.7
Loans held for sale	11,160	10,641	4.9	5,865	90.3
Portfolio loans:
Commercial real estate	2,194,113	1,940,872	13.0	1,945,460	12.8
Commercial and industrial	733,478	578,665	26.8	638,410	14.9
Residential real estate	1,241,470	898,357	38.2	928,770	33.7
Home equity	379,740	295,127	28.7	330,031	15.1
Consumer	384,844	233,097	65.1	244,095	57.7
Total portfolio loans, net of unearned income	4,933,645	3,946,118	25.0	4,086,766	20.7
Allowance for loan losses	(43,419)	(45,741)	5.1	(44,654)	2.8
Net portfolio loans	4,890,226	3,900,377	25.4	4,042,112	21.0
Premises and equipment, net	111,692	92,106	21.3	93,135	19.9
Accrued interest receivable	24,739	19,087	29.6	18,481	33.9
Goodwill and other intangible assets, net	492,997	320,449	53.8	319,506	54.3
Bank-owned life insurance	154,980	121,878	27.2	123,298	25.7
Other assets	137,813	104,220	32.2	89,072	54.7
Total Assets	$ 8,375,419	$ 6,277,020	33.4	$ 6,296,565	33.0

Liabilities
Deposits:
Non-interest bearing demand	$ 1,257,932	$ 1,021,414	23.2	$ 1,061,075	18.6
Interest bearing demand	1,156,949	871,487	32.8	885,037	30.7
Money market	989,888	969,518	2.1	954,957	3.7
Savings deposits	1,075,711	829,155	29.7	842,818	27.6
Certificates of deposit	1,778,565	1,425,829	24.7	1,305,096	36.3
Total deposits	6,259,045	5,117,403	22.3	5,048,983	24.0
Federal Home Loan Bank borrowings	781,332	138,596	463.7	223,126	250.2
Other short-term borrowings	73,868	94,745	(22.0)	80,690	(8.5)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,196	106,156	0.0	106,176	0.0
Total borrowings	961,396	339,497	183.2	409,992	134.5
Accrued interest payable	2,542	2,306	10.2	1,620	56.9
Other liabilities	57,783	39,189	47.4	47,780	20.9
Total Liabilities	7,280,766	5,498,395	32.4	5,508,375	32.2

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 and 50,000,000 shares authorized in 2015 and 2014, respectively; 38,546,042; 29,367,511 and 29,367,511 shares
issued, respectively; 38,519,170; 29,278,925 and 29,298,188 shares	80,304	61,182	31.3	61,182	31.3
outstanding, respectively
Capital surplus	516,990	244,029	111.9	244,661	111.3
Retained earnings	522,388	482,786	8.2	504,578	3.5
Treasury stock (26,872; 88,586 and 69,323 shares - at cost, respectively)	(867)	(2,748)	68.4	(2,151)	59.7
Accumulated other comprehensive loss	(21,702)	(5,393)	(302.4)	(18,825)	(15.3)
Deferred benefits for directors	(2,460)	(1,231)	(99.8)	(1,255)	(96.0)
Total Shareholders' Equity	1,094,653	778,625	40.6	788,190	38.9
Total Liabilities and Shareholders' Equity	$ 8,375,419	$ 6,277,020	33.4	$ 6,296,565	33.0

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 7
(unaudited, dollars in thousands, except shares)
Balance sheets	June 30,	March 31,
Assets	2015	2015	% Change
Cash and due from banks	$ 88,336	$ 75,103	17.6%
Due from banks - interest bearing	20,402	17,871	14.2%
Securities:
Available-for-sale, at fair value	1,594,658	1,654,264	(3.6%)
Held-to-maturity (fair values of $864,226 and 772,843, respectively)	848,416	743,925	14.0%
Total securities	2,443,074	2,398,189	1.9%
Loans held for sale	11,160	6,064	84.0%
Portfolio Loans:
Commercial real estate	2,194,113	2,196,944	(0.1%)
Commercial and industrial	733,478	709,621	3.4%
Residential real estate	1,241,470	1,239,163	0.2%
Home equity	379,740	362,163	4.9%
Consumer	384,844	365,830	5.2%
Total portfolio loans, net of unearned income	4,933,645	4,873,721	1.2%
Allowance for loan losses	(43,419)	(44,173)	(1.7%)
Net portfolio loans	4,890,226	4,829,548	1.3%
Premises and equipment, net	111,692	110,900	0.7%
Accrued interest receivable	24,739	25,232	(2.0%)
Goodwill and other intangible assets, net	492,997	493,176	(0.0%)
Bank-owned life insurance	154,980	153,991	0.6%
Other assets	137,813	123,205	11.9%
Total Assets	$ 8,375,419	$ 8,233,279	1.7%

Liabilities
Deposits:
Non-interest bearing demand	$ 1,257,932	$ 1,249,521	0.7%
Interest bearing demand	1,156,949	1,199,801	(3.6%)
Money market	989,888	1,018,184	(2.8%)
Savings deposits	1,075,711	1,064,808	1.0%
Certificates of deposit	1,778,565	1,883,888	(5.6%)
Total deposits	6,259,045	6,416,202	(2.4%)
Federal Home Loan Bank borrowings	781,332	432,456	80.7%
Other short-term borrowings	73,868	76,630	(3.6%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,196	142,269	(25.4%)
Total borrowings	961,396	651,355	47.6%
Accrued interest payable	2,542	2,297	10.7%
Other liabilities	57,783	72,041	(19.8%)
Total liabilities	7,280,766	7,141,895	1.9%

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-
Common stock, $2.0833 par value; 100,000,000 and 50,000,000 shares authorized, respectively; 38,546,042 and 38,546,042 shares issued, respectively;
38,519,170 and 38,449,812 shares outstanding, respectively	80,304	80,304	-
Capital surplus	516,990	520,596	(0.7%)
Retained earnings	522,388	509,622	2.5%
Treasury stock ( 26,872 and 96,230 shares - at cost)	(867)	(3,061)	71.7%
Accumulated other comprehensive income (loss)	(21,702)	(13,624)	(59.3%)
Deferred benefits for directors	(2,460)	(2,453)	(0.3%)
Total Shareholders' Equity	1,094,653	1,091,384	0.3%
Total Liabilities and Shareholders' Equity	$ 8,375,419	$ 8,233,279	1.7%

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2015		2014		2015		2014
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 17,291	0.16%	$ 24,134	0.33%	$ 19,959	0.16%	$ 37,567	0.22%
Loans, net of unearned income (1)	4,902,309	4.28	3,898,740	4.38	4,725,764	4.27	3,886,334	4.43
Securities: (2)
Taxable	1,861,123	2.16	1,176,963	2.53	1,641,531	2.26	1,159,072	2.53
Tax-exempt (3)	542,654	4.60	406,718	5.20	499,102	4.68	403,275	5.20
Total securities	2,403,777	2.71	1,583,681	3.22	2,140,633	2.82	1,562,347	3.22
Other earning assets (4)	23,515	5.29	10,853	21.82	19,993	9.38	11,209	11.97
Total earning assets (3)	7,346,892	3.76%	5,517,408	4.06%	6,906,349	3.82%	5,497,457	4.07%
Other assets	932,695		702,230		890,051		705,703
Total Assets	$ 8,279,587		$ 6,219,638		$ 7,796,400		$ 6,203,160

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 1,175,022	0.17%	$ 905,080	0.18%	$ 1,094,115	0.17%	$ 896,347	0.17%
Money market accounts	1,027,245	0.19	974,731	0.19	1,005,218	0.19	960,153	0.19
Savings deposits	1,072,988	0.06	824,641	0.06	1,018,449	0.06	816,720	0.06
Certificates of deposit	1,848,654	0.62	1,444,224	0.95	1,744,271	0.66	1,474,247	0.96
Total interest bearing deposits	5,123,909	0.31	4,148,676	0.43	4,862,053	0.33	4,147,467	0.44
Federal Home Loan Bank borrowings	484,505	0.79	24,926	2.82	361,427	0.84	29,949	2.60
Other borrowings	100,099	0.37	104,109	1.35	106,647	0.31	109,687	1.67
Junior subordinated debt	129,189	2.76	106,151	3.01	124,128	2.90	106,146	3.02
Total interest bearing liabilities	5,837,702	0.41%	4,383,862	0.52%	5,454,255	0.42%	4,393,249	0.54%
Non-interest bearing demand deposits	1,282,327		1,022,331		1,233,328		1,002,822
Other liabilities	59,256		40,393		107,473		41,104
Shareholders' equity	1,100,302		773,052		1,001,344		765,985
Total Liabilities and Shareholders' Equity	$ 8,279,587		$ 6,219,638		$ 7,796,400		$ 6,203,160
Taxable equivalent net interest spread		3.35%		3.54%		3.40%		3.53%
Taxable equivalent net interest margin		3.44%		3.64%		3.49%		3.63%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $0.3 million and $0.8 million for the three months ended June 30, 2015 and 2014, respectively, and
$0.7 million and $1.7 million for the six months ended June 30, 2015 and 2014, respectively.
Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $1.1 million and $0.3 million for the three months ended June 30, 2015 and 2014, respectively, and $1.9 million and $0.7 million for the six months ended June 30, 2015 and 2014, respectively, while accretion on interest bearing liabilities acquired from the prior acquisitions was $1.7 and $0.2 million for the three months ended June 30, 2015 and 2014, respectively, and $1.9 million and $0.4 million for the six months ended June 30, 2015 and 2014, respectively.
(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.
(4) Interest income on other earning assets includes $0.5 million of interest on a federal income tax refund for the three and six months ended June 30, 2014.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Interest income	2015	2015	2014	2014	2014
Loans, including fees	$ 52,316	$ 47,713	$ 43,491	$ 43,399	$ 42,546
Interest and dividends on securities:
Taxable	10,043	8,498	7,181	7,375	7,452
Tax-exempt	4,052	3,533	3,356	3,413	3,435
Total interest and dividends on securities	14,095	12,031	10,537	10,788	10,887
Other interest income	318	635	157	116	611
Total interest and dividend income	66,729	60,379	54,185	54,303	54,044
Interest expense
Interest bearing demand deposits	485	422	400	399	395
Money market deposits	490	456	483	487	466
Savings deposits	163	148	134	135	133
Certificates of deposit	2,869	2,872	2,980	3,254	3,422
Total interest expense on deposits	4,007	3,898	3,997	4,275	4,416
Federal Home Loan Bank borrowings	949	557	318	264	175
Other short-term borrowings	92	75	78	348	350
Junior subordinated debt owed to unconsolidated subsidiary trusts	888	894	806	805	796
Total interest expense	5,936	5,424	5,199	5,692	5,737
Net interest income	60,793	54,955	48,986	48,611	48,307
Provision for credit losses	2,681	1,289	1,880	1,478	849
Net interest income after provision for credit losses	58,112	53,666	47,106	47,133	47,458
Non-interest income
Trust fees	5,476	6,053	5,115	5,096	5,210
Service charges on deposits	4,249	3,652	4,028	4,170	4,078
Electronic banking fees	3,496	3,325	3,159	3,268	3,267
Net securities brokerage revenue	1,842	2,059	1,389	1,701	2,003
Bank-owned life insurance	989	1,251	1,037	882	1,821
Net gains on sales of mortgage loans	407	272	426	550	475
Net securities gains	-	22	147	581	165
Net gain / (loss) on other real estate owned and other assets	152	122	212	(1,167)	(165)
Other income	1,461	1,434	1,047	1,573	1,387
Total non-interest income	18,072	18,190	16,560	16,654	18,241
Non-interest expense
Salaries and wages	19,300	18,357	16,707	17,331	16,904
Employee benefits	6,807	7,316	5,229	5,051	5,529
Net occupancy	3,243	3,490	2,857	2,916	2,857
Equipment	3,017	2,973	3,008	2,837	2,914
Marketing	1,715	965	1,250	1,276	1,713
FDIC insurance	1,040	910	833	786	880
Amortization of intangible assets	944	566	466	477	482
Restructuring and merger-related expense	1,115	9,733	1,309	-	-
Other operating expenses	9,408	9,131	10,313	8,589	9,025
Total non-interest expense	46,589	53,441	41,972	39,263	40,304
Income before provision for income taxes	29,595	18,415	21,694	24,524	25,395
Provision for income taxes	7,962	4,528	5,182	6,358	6,520
Net Income	$ 21,633	$ 13,887	$ 16,512	$ 18,166	$ 18,875

Taxable equivalent net interest income	$ 62,975	$ 56,857	$ 50,793	$ 50,449	$ 50,157

Per common share data
Net income per common share - basic	$ 0.56	$ 0.40	$ 0.56	$ 0.62	$ 0.65
Net income per common share - diluted	$ 0.56	$ 0.40	$ 0.56	$ 0.62	$ 0.64
Dividends declared	$ 0.23	$ 0.23	$ 0.22	$ 0.22	$ 0.22
Book value (period end)	$ 28.42	$ 28.38	$ 26.90	$ 26.94	$ 26.59
Tangible book value (period end) (1)	$ 15.72	$ 15.67	$ 16.09	$ 16.10	$ 15.75
Average common shares outstanding - basic	38,472,229	34,393,137	29,291,440	29,280,648	29,242,180
Average common shares outstanding - diluted	38,531,700	34,478,335	29,383,506	29,360,880	29,321,927
Period end common shares outstanding	38,519,170	38,449,812	29,298,188	29,283,675	29,278,925
Full time equivalent employees	1,667	1,713	1,448	1,435	1,456

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
Asset quality data	2015		2015		2014		2014		2014
Non-performing assets:
Troubled debt restructurings - accruing	$ 12,958		$ 17,330		$ 12,066		$ 12,222		$ 13,513
Non-accrual loans:
Troubled debt restructurings	13,140		9,224		5,420		5,496		6,281
Other non-accrual loans	35,064		32,150		33,398		31,275		29,837
Total non-accrual loans	48,204		41,374		38,818		36,771		36,118
Total non-performing loans	61,162		58,704		50,884		48,993		49,631
Other real estate and repossessed assets	6,168		6,226		5,082		4,695		5,106
Total non-performing assets	$ 67,330		$ 64,930		$ 55,966		$ 53,688		$ 54,737

Past due loans (1):
Loans past due 30-89 days	$ 10,320		$ 12,003		$ 9,347		$ 10,745		$ 10,138
Loans past due 90 days or more	2,471		1,031		2,288		3,147		2,947
Total past due loans	$ 12,791		$ 13,034		$ 11,635		$ 13,892		$ 13,085

Criticized and classified loans (2):
Criticized loans	$ 28,280		$ 40,659		$ 34,288		$ 39,553		$ 68,707
Classified loans	54,645		52,295		46,851		48,004		52,760
Total criticized and classified loans	$ 82,925		$ 92,954		$ 81,139		$ 87,557		$ 121,467

Loans past due 30-89 days / total portfolio loans	0.21%		0.25%		0.23%		0.27%		0.26%
Loans past due 90 days or more / total portfolio loans	0.05		0.02		0.06		0.08		0.07
Non-performing loans / total portfolio loans	1.24		1.20		1.25		1.22		1.26
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	1.36		1.33		1.37		1.33		1.39
Non-performing assets / total assets	0.80		0.79		0.89		0.86		0.87
Criticized and classified loans / total portfolio loans	1.68		1.91		1.99		2.17		3.08

Allowance for loan losses
Allowance for loan losses	$ 43,419		$ 44,173		$ 44,654		$ 45,029		$ 45,741
Provision for credit losses	2,681		1,289		1,880		1,478		849
Net loan and deposit account overdraft charge-offs	3,108		1,747		2,332		2,193		600

Annualized net loan charge-offs /average loans	0.25%		0.16%		0.23%		0.22%		0.06%
Allowance for loan losses / total portfolio loans	0.88%		0.91%		1.09%		1.12%		1.16%
Allowance for loan losses / non-performing loans	0.71	x	0.75	x	0.88	x	0.92	x	0.92	x
Allowance for loan losses / non-performing loans and
loans past due	0.59	x	0.62	x	0.71	x	0.72	x	0.73	x

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2015		2015		2014		2014		2014
Capital ratios
Tier I leverage capital	9.29%		10.62%		9.88%		9.70%		9.64%
Tier I risk-based capital	13.47		14.09		13.76		13.56		13.46
Total risk-based capital	14.30		14.92		14.81		14.62		14.56
Common equity tier 1 capital ratio (CET 1)	11.71		11.49
Average shareholders' equity to average assets	13.29		12.71		12.73		12.49		12.43
Tangible equity to tangible assets (3)	7.68		7.78		7.88		7.91		7.74

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES							Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2015	2015	2014	2014	2014	2015	2014
Return on average tangible equity:
Net income (annualized)	$ 86,770	$ 56,319	$ 65,510	$ 72,072	$ 75,708	$ 71,612	$ 71,177
Plus: amortization of intangibles (annualized) (1)	2,462	1,491	1,202	1,230	1,256	1,979	1,281
Net income before amortization of intangibles (annualized)	89,232	57,810	66,712	73,302	76,964	73,591	72,458

Average total shareholders' equity	1,100,302	956,836	801,579	787,672	773,052	1,001,344	765,985
Less: average goodwill and other intangibles, net of def. tax liability	(447,709)	(412,454)	(317,061)	(317,368)	(317,679)	(394,957)	(317,836)
Average tangible equity	$ 652,593	$ 544,382	$ 484,518	$ 470,304	$ 455,373	$ 606,387	$ 448,149

Return on average tangible equity	13.67%	10.62%	13.77%	15.59%	16.90%	12.14%	16.17%

Efficiency ratio:
Non-interest expense	$ 46,589	$ 53,441	$ 41,972	$ 39,263	$ 40,304	$ 100,047	$ 80,398
Less: restructuring and merger-related expense	(1,115)	(9,733)	(1,309)	-	-	(10,848)	-
Non-interest expense excluding restructuring and merger-related expense	45,474	43,708	40,663	39,263	40,304	89,199	80,398

Net interest income on a fully taxable equivalent basis	62,975	56,857	50,793	50,449	50,157	119,841	99,304
Non-interest income	18,072	18,190	16,560	16,654	18,241	36,254	35,290
Net interest income on a fully taxable equivalent basis plus non-interest income	$ 81,047	$ 75,047	$ 67,353	$ 67,103	$ 68,398	$ 156,095	$ 134,594
Efficiency Ratio	56.11%	58.24%	60.37%	58.51%	58.93%	57.14%	59.73%

Net Income, excluding after-tax merger-related expenses:
Net income	$ 21,633	$ 13,887	$ 16,512	$ 18,166	$ 18,875	$ 35,512	$ 35,296
Add: After-tax merger-related expenses (1)	725	6,326	851	-	-	7,051	-
Net income, excluding after-tax merger-related expenses	$ 22,358	$ 20,213	$ 17,363	$ 18,166	$ 18,875	$ 42,563	$ 35,296

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.56	$ 0.40	$ 0.56	$ 0.62	$ 0.64	$ 0.97	$ 1.20
Add: After-tax merger-related expenses per diluted share (1)	0.02	0.19	0.03	-	-	0.20	-
Net income, excluding after-tax merger-related expenses per diluted share	$ 0.58	$ 0.59	$ 0.59	$ 0.62	$ 0.64	$ 1.17	$ 1.20

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2015	2015	2014	2014	2014
Tangible book value:
Total shareholders' equity	$ 1,094,653	$ 1,091,384	$ 788,190	$ 788,784	$ 778,625
Less: goodwill and other intangible assets, net of def. tax liability	(488,949)	(488,911)	(316,914)	(317,217)	(317,527)
Tangible equity	605,704	602,473	471,276	471,567	461,098

Common shares outstanding	38,519,170	38,449,812	29,298,188	29,283,675	29,278,925

Tangible book value	$ 15.72	$ 15.67	$ 16.09	$ 16.10	$ 15.75

Tangible equity to tangible assets:
Total shareholders' equity	$ 1,094,653	$ 1,091,384	$ 788,190	$ 788,784	$ 778,625
Less: goodwill and other intangible assets, net of def. tax liability	(488,949)	(488,911)	(316,914)	(317,217)	(317,527)
Tangible equity	605,704	602,473	471,276	471,567	461,098

Total assets	8,375,419	8,233,279	6,296,565	6,278,494	6,277,020
Less: goodwill and other intangible assets, net of def. tax liability	(488,949)	(488,911)	(316,914)	(317,217)	(317,527)
Tangible assets	$ 7,886,470	$ 7,744,368	$ 5,979,651	$ 5,961,277	$ 5,959,493

Tangible equity to tangible assets	7.68%	7.78%	7.88%	7.91%	7.74%

(1) Tax effected at 35%.